EXHIBIT 10.35
AMENDMENT 2006-1
TO THE
NON-QUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
COVERING OFFICER-EMPLOYEES
OF
CSS INDUSTRIES, INC.
1.	Paragraph 2 of the SERP is hereby amended in its entirety to read as follows:

“2. (a) Commencing with the calendar year 1994, the Company will, for each year in which the Company makes a profit sharing contribution to the 401(k) Profit Sharing Plan of Cleo Inc or such other profit sharing plan then maintained for the benefit of the employees of the Company (“Plan”), incur and accrue on its books as a liability to each such officer of the Company for whom it makes a contribution to the Plan, an amount equal to the product of (x) the percentage then used in deriving the dollar amount approved by the Company’s Board of Directors as the Company’s contribution to the Plan for such calendar year, and (y) the difference between (i) the lesser of each such Company officer’s total cash compensation for such calendar year or the dollar amount of the contribution limitation (subject to applicable COLA) imposed by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, prior to the applicable provisions of the Revenue Reconciliation Act of 1993 (“Act”) and (ii) the dollar amount of the contribution limitation (subject to applicable COLA) imposed by the Act. For purposes of this paragraph “compensation” shall have the same meaning as the term “Compensation” as defined under the Plan;

(b) Commencing March 31, 2005, irrespective of whether a liability is incurred and accrued for a calendar year pursuant to subparagraph (a) above, the Company may, with the approval of the Human Resources Committee of the Company’s Board of Directors, incur and accrue on its books as a liability to each such officer of the Company a discretionary amount which will be based on a percentage of such officer’s compensation that exceeds the contribution limitation (subject to applicable COLA) imposed by Section 401 (a)(17) of the Internal Revenue Code of 1986, as amended. A liability incurred and accrued pursuant to this subparagraph (b) is purely discretionary and is in the sole discretion of the Human Resources Committee of the Company’s Board of Directors;”
2.	This Amendment 2006-1 is effective as of March 31, 2005.